Exhibit 99.2

Mediaset S.p.A. Registered office in via Paleocapa n. 3, 20121 Milan (MI) Share Capital Euro 614,238,333.28 Milan Monza Brianza and Lodi Companies Register and Tax ID No. 09032310154 Notice of call of Mediaset S.p.A. shareholders' meeting of 4 September 2019 The shareholders of Mediaset S.p.A. (ticker MS), holders of ordinary shares or holders of ADR (CUSIP 584469407), are convened to take part in the extraordinary shareholders meeting in Cologno Monzese (MI), Viale Europa no. 46, on Wednesday 4 September 2019, at 10:00 am CET, in a single call to resolve on the following Agenda A. Cross-border merger of Mediaset S.p.A. and Mediaset España Comunicación S.A. with and into Mediaset Investment N.V. 1. Approval of the common cross-border merger of Mediaset S.p.A. and Mediaset España Comunicación S.A., a company incorporated under Spanish law and directly controlled by Mediaset S.p.A., with and into Mediaset Investment N.V., a company incorporated under Dutch law and directly and wholly-owned by Mediaset S.p.A.; related and consequent resolutions. The share capital consists of 1,181,227,564 ordinary shares with a par value of EUR 0.52 each; the right to vote is reserved solely for outstanding ordinary shares, that is, excluding 44,071,568 treasury shares held at 7 June 2019, 1,137,155,996 shares. The share ownership structure is published on the company website www.mediaset.it (section Corporate/Governance). Eligibility to Attend the Meeting Pursuant to article 11 of the Company Bylaws, only persons entitled to vote at general meetings shall be entitled to attend the Annual General Meeting. Eligibility to attend the shareholders' meeting and exercise voting rights is certified by a notice to the Company, made by the broker to the party holding the right to vote, based on evidence concerning the end of the trading day of the seventh open market day prior to the date set for the Shareholders' Meeting in a single call (the record date), falling on 26 August 2019. Credit or debit entries performed on accounts after that term do not give the party the right to vote at the Shareholders' Meeting. As such, shareholders registered after the record date will not be entitled to attend and vote at the Shareholders' Meeting. Notifications by brokers to the company must be made in compliance with applicable laws and Company Bylaws. Procedures for postal voting or electronic voting are not contemplated. Attendance and voting at the Annual General Meeting is governed by applicable laws and regulations in force, as well as the Bylaws and the provisions set forth in the Mediaset’s Rules Applicable to General Shareholders’ Meetings, published on the company website www.mediaset.it (/Corporate/Governance/Shareholders’ Meeting). Proxy votes Pursuant to article 12 of the Company Bylaws, persons entitled to vote may appoint a proxy in writing to attend and vote at the meeting on their behalf, in accordance with law.

Proxies may be appointed using the Proxy Form available (together with relevant instructions for completing it and sending it) at the company’s registered office and online on the company website www.mediaset.it (Corporate/Governance/Shareholders’ Meeting). The completed proxy form should be sent to the company by registered mail with return receipt to the following address: Mediaset S.p.A. — Direzione Affari Societari — Viale Europa, 48, 20093 Cologno Monzese (MI), Italy, or by e-mail to the certified e-mail address: direzione.affarisocietari@mediaset.postecert.it. In these cases, the company must receive the completed proxy form by and no later than the commencement of the general meeting. In the event that the proxy submits or sends to the company a copy of the original Proxy Form, the proxy will be required to certify that the copy is a true copy of the original and the identity of the shareholder granting the proxy. In accordance with Article 135-novies of Italian Legislative Decree no. 58/1998, proxies may be appointed using an electronic proxy form, signed with a digital signature. The proxy may be granted to Computershare S.p.A., with registered office in Milan, Via Lorenzo Mascheroni, 19, Post Code 20145, Italy, appointed for this purpose by the Company pursuant to Article 135-undecies of Italian Legislative Decree 58/1998. Such Proxy must be appointed using the specific proxy form, prepared by the Designated Representative in agreement with the Company, available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting). The original proxy to the Appointed Representative, with voting instructions, must be submitted to the offices of Computershare S.p.A., Via Lorenzo Mascheroni, 19, 20145 Milan, Italy; a copy can be sent in advance by fax to the number +39.02.46776850 or by attaching it to an e-mail to be sent to the address: ufficiomilano@pecserviziotitoli.it, by the end of the second open market day prior to the date set for the Shareholders' Meeting, falling on 2 September 2019. The granted proxy is only valid for the proposals for which voting instructions have been given. Granting the proxy to the Appointed Representative does not entail any costs for shareholders. Proxy Forms and voting instructions may be revoked within the deadline specified above. Advance notification of the proxy to the Company does not exempt the representative from the obligation, upon verification for attendance of the meeting, to certify that the copy is a true copy of the original and the identity of the shareholder granting the proxy. Right to Ask Questions Persons entitled to vote may submit questions on business items on the agenda even before the meeting itself by sending them via e-mail to the certified e-mail address: direzione.affarisocietari@mediaset.postecert.it, or by registered letter with receipt notification to Mediaset S.p.A. — Direzione Affari Societari — Viale Europa, 48, 20093 Cologno Monzese (MI), Italy. Questions must be sent to the Company by 1 September 2019 and must be accompanied by the specific communication issued by the broker depositories of shares owned by the Shareholder. The parties involved must provide information enabling their identification. Replies will be given to questions received before the meeting at the latest during the meeting itself. Written answers made available in paper format to each entitled individual at the beginning of the Meeting shall also be considered as having been provided during the Meeting. The company may provide a single reply to questions concerning the same matter. The Company also reserves the right to publish on this website, before the Meeting, a number of questions and the relevant answers, suitable to provide clarifications and specific information on the business item on the agenda. Right to Request the Addition of New Business and Propose New Resolutions Pursuant to Article 126-bis of Italian Legislative Decree no. 58/1998, shareholders representing, jointly or severally, at least one-fortieth of the share capital may request the inclusion of additional items of business to be dealt with at the meeting, to be specified in the request, or propose new resolutions on any matter already included in agenda, within ten (10) days of the publication of this notice.

The request must be submitted in writing by sending a registered letter to the registered office, or by sending an email to the certified electronic mail address direzione.affarisocietari@mediaset.postecert.it, after proof of eligibility has been provided by the proposing Shareholder. Specifically, to exercise this right, shareholders must provide the company with share certificates issued by the broker depositories of the shares owned by them. Shareholders requesting new business items to be added to the Agenda or new resolution proposals must prepare a report including the reason for the proposals to resolve on new subjects being suggested, or the reason for the further resolution proposals presented for items already on the agenda. The board of directors must receive the report by the same deadline for submitting requests for the inclusion of new business. The report will be published, with any assessment by the board of directors, together with the notice announcing the addition of new business. The addition of new business items may not be requested for matters on which, according to the law, resolutions at general meetings may be adopted only upon proposal by by the directors or on the basis of plans or reports prepared by them. Withdrawal Right The cross-border merger of Mediaset S.p.A. and Mediaset España Comunicación S.A. with and into Mediaset Investment N.V., a company incorporated under Dutch law, which will be renamed MFE – MEDIAFOREUROPE N.V., entitles shareholders who have not taken part in the adoption of the relevant resolution to exercise their right of withdrawal within fifteen days of the date of registration of the resolution of the shareholders' meeting in the Companies' Register; this date will be made known by means of a notice published on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting) and on a daily newspaper, as well as on the eMarket Storage system at the web address www.emarketstorage.com. In this regard, it should be noted that the redemption price for each Mediaset share, in relation to which the right of withdrawal is exercised, was determined in Euro 2.770 in accordance with the provisions of Article 2437-ter of the Italian Civil Code with reference to the arithmetic average of the daily closing prices published by Borsa Italiana S.p.A. in the six months preceding the date of publication of this notice of call. The payment of the redemption price due for the withdrawal and the settlement of the withdrawn shares purchased as part of the sale and offer procedure provided for under applicable law, will be conditional upon the completion of the merger. The shares for which the right of withdrawal is exercised may not be sold or disposed of. The execution of the aforementioned cross-border merger is conditional upon, among other things, the total amount to be paid by Mediaset S.p.A. and Mediaset España Comunicación S.A. to the shareholders of Mediaset S.p.A. and the shareholders of Mediaset España Comunicación S.A. who have exercised their right of withdrawal, as well as to the creditors of Mediaset S.p.A. and the creditors of Mediaset España Comunicación S.A. who exercised their opposition right, not exceeding a total of EUR 180 million. Further information on the exercise of the right of withdrawal will be contained in the documentation relating to the cross-border merger and will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting) within the statutory time limits. Special Voting Shares In the context of the cross-border merger, it is envisaged that MFE – MEDIAFOREUROPE N.V., as the company resulting from the merger, will adopt a special voting mechanism to foster the development and continued involvement of a core-base of long-term shareholders. To this end, it is envisaged that MFE – MEDIAFOREUROPE N.V. will grant to the shareholders of Mediaset S.p.A. and to the shareholders of Mediaset España Comunicación S.A., upon request, special voting shares to which multiple voting rights are attached in addition to the voting rights associated by each ordinary share issued in the context of the merger. In particular, it is envisaged that MFE

– MEDIAFOREUROPE N.V. will issue special voting shares A with special voting rights, with two voting rights, to be awarded in addition to the ordinary shares of MFE - MEDIAFOREUROPE N.V., so that entitled shareholders who so request may have a total of three voting rights for each ordinary share of MFE – MEDIAFOREUROPE N.V. held. The first granting of special voting shares A (the Initial Allocation) will take place once thirty days have elapsed from the effective date of the merger. As an alternative to the Initial Allocation, the special voting shares A will subsequently be granted to the entitled shareholders of MFE – MEDIAFOREUROPE N.V. who so request after three years have elapsed in which they continuously held ordinary shares of MFE – MEDIAFOREUROPE N.V. (the Subsequent Allocation). Subject to the applicable terms and conditions, Mediaset shareholders are entitled to receive special voting shares A at the Initial Allocation; to this end, shareholders are required to: complete and transmit to the Company, through their respective custodian intermediaries, no later than 26 August 2019 (i.e., on the seventh working day prior to Mediaset shareholders’ extraordinary meeting called to approve the merger), the specific election form, which will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting) along with the documentation concerning the merger; and continue to hold the Mediaset S.p.A. shares (as well as the MFE – MEDIAFOREUROPE N.V. shares received following the completion of the merger in application of the exchange ratio), in relation to which the allotment of special voting shares A has been requested, during the period between the day on which the election form is sent to the respective intermediary and the expiration of the thirtieth day following the effective date of the merger. In the event such Mediaset S.p.A. shares (prior to the completion of the merger) or such MFE – MEDIAFOREUROPE N.V. shares (after the completion of the merger) are transferred to a third party, the requesting shareholder will lose the right to receive the corresponding special voting shares A on the date of the Initial Allocation. To facilitate the identification of the requesting shareholders, as well as the exact number of special voting shares A to be issued and allotted on the date of the Initial Allocation, Mediaset S.p.A. shares in relation to which the election form has been submitted shall be assigned a specific ISIN code (the Special ISIN) replacing the regular ISIN code (ISIN IT0001063210) or the temporary ISIN code (XXITV0001089) assigned to the shares in relation to which the increased vote has been requested under Italian law. The Mediaset S.p.A. shareholder holding Special ISIN shares may at any time request the conversion of such shares into Mediaset S.p.A. shares that can be freely traded and that hold a regular ISIN code, or a temporary ISIN code assigned to the shares in respect of which the increased vote has been requested under Italian law, as a consequence, such shareholder will no longer be entitled to receive special voting shares A on the Initial Allocation date. More information on the Initial Allocation can be found in the "Terms and Conditions for the Initial Allocation of Special Voting Shares" which will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting). For information on special voting shares and the procedure for their subsequent allocation, please refer to the "Terms and Conditions of Special Voting Shares" which will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting). Documentation The report prepared by the board of directors illustrating the cross-border merger proposal on the agenda, together with the relevant meeting resolution proposal, as well as other documentation concerning the cross-border merger, will be made public as required by laws in force, and provided at the Company’s registered office and online on the Company website www.mediaset.it (/Corporate/Governance/Shareholders’ Meeting) and on the eMarket Storage system at the web address www.emarketstorage.com. Shareholders are entitled to copies of the documentation.

The Company Bylawsare publishedon the company websitewww.mediaset.it (/Corporate/Governance/Company Bylaws). For any further information, please contact Mediaset Corporate Affairs: by telephone on +39 02 25149588; by fax on +39 02 25149590 or by e-mail to direzione.affarisocietari@mediaset.it. Documentation can be viewed and/or obtained at the Company's Registered Office in Via Paleocapa, 3, Milan, Italy, open to the public Monday to Friday from 9:00 a.m. to 6:00 p.m. Organisation Shareholders are asked to arrive before the meeting time to facilitate registration procedures, with a valid ID, as well as a copy of the notice sent to the Company by the broker and any proxies. Registration will begin one hour before the scheduled time for the commencement of business. The meeting venue can be reached by means of a shuttle service from the Cascina Gobba MM2 metro station; a return shuttle service will be provided at the end of the meeting. Milan, 8 June 2019 The Chairman Fedele Confalonieri US investors disclaimer The merger is made for the securities of a foreign company. The transaction is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the documents, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the issuer may purchase securities otherwise than in the transaction, such as in open market or privately negotiated purchases.